BAS was the affiliated party involved in the underwriting
of all the following securities.
Fund Series				Fund
Stein Roe Variable Insurance Trust	Liberty Asset Allocation Fund VS
Stein Roe Variable Insurance Trust	Liberty Asset Allocation Fund VS
Stein Roe Variable Insurance Trust	Liberty Asset Allocation Fund VS
Stein Roe Variable Insurance Trust	Liberty Asset Allocation Fund VS

Fund					Broker
Liberty Asset Allocation Fund VS	Lehman Brothers
Liberty Asset Allocation Fund VS	Goldman Sachs
Liberty Asset Allocation Fund VS	Bear Stearns
Liberty Asset Allocation Fund VS	Goldman Sachs

Fund					Security
Liberty Asset Allocation Fund VS	Celanese Corp
Liberty Asset Allocation Fund VS	Host Marriot LP
Liberty Asset Allocation Fund VS	International Securities Exchange
Liberty Asset Allocation Fund VS	Pogo Producing Co 6.625

Fund					Trade Date	Quantity
Liberty Asset Allocation Fund VS	1/20/2005	"2,200"
Liberty Asset Allocation Fund VS	3/3/2005	"50,000"
Liberty Asset Allocation Fund VS	3/8/2005	100
Liberty Asset Allocation Fund VS	3/23/2005	"75,000"

Fund					Price	Amount
Liberty Asset Allocation Fund VS	17.93	"35,200"
Liberty Asset Allocation Fund VS	78.89	"50,000"
Liberty Asset Allocation Fund VS	394.47	"1,800"
Liberty Asset Allocation Fund VS	52.60	"74,326"